As filed with the Securities and Exchange Commission on December 30, 1997
                                               Registration No. 333-________
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                         -------------------------
                                  FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                         -------------------------

            Delaware                                  61-1289391
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)

344 Seventeenth Street, Ashland, Kentucky                 41101
(Address of principal executive offices)               (Zip Code)

                          CLASSIC BANCSHARES, INC.
              EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST
                          (Full title of the plan)

                             Kip A. Weissman, P.C.
                             Craig M. Scheer, Esq.
                        Silver, Freedman & Taff, L.L.P.
     (a limited liability partnership including professional corporations)
                           1100 New York Ave., N.W.
                           Washington, D.C.  20005
                    (Name and address of agent for service)
                             (202) 414-6100
          (Telephone number, including area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE
==============================================================================
                                          Proposed    Proposed
 Title of                                  maximum     maximum
securities                                offering    aggregate     Amount of
  to be                  Amount to be       price      offering   registration
registered               registered       per share     price         fee
------------------------------------------------------------------------------
Common Stock,
 $.01 par value      200,000 shares(1)   $16.125(2)  $3,225,000(2)  $978(2)


Interests in Savings
 Plan(3)                N/A(3)              N/A        N/A     N/A(3)
==============================================================================
---------------

(1)Estimated maximum aggregate number of shares of Classic Bancshares, Inc. ("Classic") common stock purchasable with employee and employer contributions under the Plan during the next 36 months.
(2)Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee at $16.125 per share, which was the average of the high and low prices of the Classic common stock on December 29, 1997, as reported on the Nasdaq Stock Market.
(3)Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2) no separate fee calculation is made for plan interests.


                                    PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Classic Bancshares, Inc. Employees' Savings & Profit Sharing Plan and Trust (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.     Incorporation of Certain Documents by Reference.

     The following documents previously or concurrently filed by Classic Bancshares, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration Statement:

(a) the Company's Annual Report on Form 10-KSB for fiscal year ended March 31, 1997 (File No. 0-27170) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");


(b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period covered by the Report referred to above;


(c) the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on July 28, 1997; and


(d) the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form 8-A (File No. 0-27170) filed with the Commission on November 7, 1995 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Lynette F. Speaks, Secretary, 344 Seventeenth Street, Ashland, Kentucky 41101, telephone number (606) 325-4789.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.     Description of Securities.

     Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.     Indemnification of Directors and Officers.

     Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith,
(ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

     Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities.

Item 7.     Exemption from Registration Claimed.

     Not Applicable.

Item 8.     Exhibits.

                                 EXHIBIT INDEX

                                                             Reference to
                                                            Prior Filing or
Regulation S-K                                               Exhibit Number
Exhibit Number                     Document                 Attached Hereto
------------------------------------------------------------------------------

     4              Instruments defining the rights of
                    security holders, including debentures:

                    Certificate of Incorporation of Classic
                    Bancshares, Inc.                                  *

                    Bylaws of Classic Bancshares, Inc.                **

     5              Opinion of Silver, Freedman & Taff, L.L.P.        5

    23              Consents of Experts and Counsel:

                    Consent of Silver, Freedman & Taff, L.L.P.       23.1

                    Consent of Smith, Goolsby, Artis & Reams,
                       P.S.C.                                        23.2

    24              Power of Attorney                           Contained on
                                                                Signature Page
-------------------
* Incorporated hereby by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (Registration No. 33-97574 filed on September 29, 1995).

** Incorporated hereby by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (Registration No. 33-97574 filed on September 29, 1995).

      The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.     Undertakings.

(a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ashland, Commonwealth of Kentucky on December 30, 1997.

                                  CLASSIC BANCSHARES, INC.

                                  By: /s/David B. Barbour
                                      -------------------------------------
                                      David B. Barbour, President and Chief
                                       Executive Officer (Duly Authorized
                                       Representative)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Barbour or Lisah M. Frazier, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/C. Cyrus Reynolds                       /s/David B. Barbour
----------------------------------------   ------------------------------------------
C. Cyrus Reynolds, Chairman of the Board      David B. Barbour, President, Chief
                                            Executive Officer and Director (Principal
                                            Executive and Operating Officer)


Date: December 30, 1997                    Date: December 30, 1997

/s/Robert L. Bayes                         /s/John W. Clark
----------------------------------------   ------------------------------------------
Robert L. Bayes, Executive Vice            John W. Clark, Director
 President and Director

Date: December 30, 1997                    Date: December 30, 1997






/s/Robert B. Keifer, Jr.                   /s/Lisah M. Frazier
----------------------------------------   ------------------------------------------
Robert B. Keifer, Jr., Director            Lisah M. Frazier, Vice President,
                                            Treasurer and Chief Financial Officer
                                            (Principal Financial and Accounting
                                            Officer)

Date: December 30, 1997                    Date: December 30, 1997



----------------------------------------   ------------------------------------------
David A. Lang, Director                    E. B. Gevedon, Jr., Director


Date:                                      Date:


                                           /s/Jeffrey P. Lopez
----------------------------------------   ------------------------------------------
Robert A. Moyer, Jr., Director             Jeffrey P. Lopez, Director
 President and Director

Date:                                      Date: December 30, 1997


                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashland, Commonwealth of Kentucky, on December 30, 1997.

                                      Classic Bancshares, Inc. Employees'
                                       Savings & Profit Sharing Plan and Trust


/s/ Robert L. Bayes                    /s/ David B. Barbour
---------------------------------      ------------------------------------
Robert L. Bayes                        David B. Barbour
Member, Administrative Committee       Member, Administrative Committee


Date: December 30, 1997                Date: December 30, 1997


/s/ Lisah M. Frazier
---------------------------------
Lisah M. Frazier
Member, Administrative Committee

Date: December 30, 1997

============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549






                           -------------------------




                                   EXHIBITS


                                      TO


                       REGISTRATION STATEMENT ON FORM S-8



                                     UNDER


                          THE SECURITIES ACT OF 1933




                           -------------------------





                            CLASSIC BANCSHARES, INC.





===========================================================================

                               EXHIBIT INDEX

                                                             Reference to
                                                            Prior Filing or
Regulation S-K                                               Exhibit Number
Exhibit Number                     Document                 Attached Hereto
----------------------------------------------------------------------------

     4              Instruments defining the rights of
                    security holders, including debentures:

                    Certificate of Incorporation of Classic
                    Bancshares, Inc.                                  *

                    Bylaws of Classic Bancshares, Inc.                **

     5              Opinion of Silver, Freedman & Taff, L.L.P.        5

    23              Consents of Experts and Counsel:

                    Consent of Silver, Freedman & Taff, L.L.P.       23.1

                    Consent of Smith, Goolsby, Artis & Reams,
                       P.S.C.                                        23.2

     24             Power of Attorney                           Contained on
                                                                Signature Page
-------------------
* Incorporated hereby by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (Registration No. 33-97574 filed on September 29, 1995).

** Incorporated hereby by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (Registration No. 33-97574 filed on September 29, 1995).